SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C.  20549

                     -----------------------

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

Date  of Report (Date of earliest event reported):  February  16,
2005


              PATRIOT TRANSPORTATION HOLDING, INC.
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     (Exact name of registrant as specified in its charter)

        FLORIDA               0-17554            59-2924957
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    (State or other         (Commission       (I.R.S. Employer
      jurisdiction         File Number)      Identification No.)
   of incorporation)

1801 Art Museum Drive                               32207
Jacksonville, Florida
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(Address of principal executive offices)          (Zip Code)


Registrant's telephone number, including area code: (904) 396-5733
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  (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General
Instruction A.2. below):

[   ]  Written  communications pursuant to  Rule  425  under  the
Securities Act (17 CRF 230.425)

[   ]  Soliciting  material pursuant to  Rule  14a-12  under  the
Exchange Act (17 CFR 240.14a-12)


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[   ]  Pre-commencement communications pursuant to Rule  14d-2(b)
under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c)
under the Exchange Act (17 CFR 240.13e-4(c))

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                   CURRENT REPORT ON FORM 8-K

              PATRIOT TRANSPORTATION HOLDING, INC.

                        February 16, 2005



ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

   On February 16, 2005, the Company entered into a Letter of Credit Facility with SunTrust Bank, N.A. (the "Letter of Credit Facility"), a copy of which is attached hereto as Exhibit 10.1. The Letter of Credit Facility provides for a $15 Million committed facility to be utilized for the issuances of Standby Letters of Credit primarily for insurance related purposes. All currently outstanding letters of credit are carved out of the availability of the total facility, and the current remaining availability for new letters of credit is approximately $3 Million. The facility matures on March 31, 2006, provides for a fee of 1% per annum based on the letters of credit issued under the facility, and has covenants and conditions that coincide with the covenants and conditions contained in the Revolving Credit Agreement between the Company and Wachovia Bank, as administrative agent, and participating lenders, dated November 10, 2004.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

     (c)  Exhibits.

      10.1  Letter  of Credit Facility with SunTrust  Bank,  N.A.
dated February 11, 2005.


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                           SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be
signed   on   its  behalf  by  the  undersigned  thereunto   duly
authorized.


                             PATRIOT  TRANSPORTATION  HOLDING, INC.


Date: February 16, 2005      By:  /s/ Ray M. Van Landingham
                             -----------------------------------
                             Ray M. Van Landingham
                             Vice President, Finance and
                             Administration and Chief Financial
                             Officer


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                          EXHIBIT INDEX


Exhibit No.
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10.1 Letter of Credit Facility dated February 11, 2005 issued by
     SunTrust Bank.


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